ARTISOFT, INC. AND SUBSIDIARIES
             EXHIBIT 11. COMPUTATION OF NET INCOME (LOSS) PER SHARE
                    (in thousands, except per share amounts)


                                              Three Months Ended       Nine Months Ended
                                                   March 31,               March  31,
                                             1999          1998        1999        1998
                                             ----          ----        ----        ----
Net income (loss)                          $   (580)     $   (162)   $ (1,142)    $ 1,374
                                           ========      ========    ========     =======

  Basic EPS-Weighted average common
    shares outstanding                       14,764        14,539      14,705      14,529
                                           ========      ========    ========     =======

  Basic net income (loss) per share        $   (.04)     $   (.01)      $(.08)       $.09
                                           ========      ========    ========     =======

  Effect of diluted securities:
      Stock options                              --(1)       --(1)         --(1)       47
                                           --------      --------    --------     -------

  Diluted EPS-Weighted average shares
    outstanding                              14,764        14,539      14,705      14,576
                                           ========      ========    ========     =======

  Stock options not included in diluted
    EPS since anti-dilutive                     318            68          85          --
                                           ========      ========    ========     =======

  Diluted net income (loss) per share      $   (.04)      $  (.01)   $   (.08)    $   .09
                                           ========      ========    ========     =======

Notes:

(1) Common share equivalents are anti-dilutive for the three month periods ended March 31, 1998 and 1999, respectively, and the nine-month period ended March 31, 1999, therefore, basic and diluted net loss per share is the same.

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